Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate May 8, 2014	Timothy Silverstein Investor Relations 716-857-6987

David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS SECOND QUARTER EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the second quarter of fiscal 2014 and for the six months ended March 31, 2014.

HIGHLIGHTS

•Earnings for the second quarter of fiscal 2014 of $95.2 million, or $1.12 per share, increased $9.5 million, or $0.10 per share, compared to $85.7 million, or $1.02 per share, for the prior year’s second quarter.

•Earnings for the second quarter of fiscal 2014 were reduced by adjustments netting to $1.8 million (see table on page 3) that impacted the comparability of the Company’s financial results when comparing the quarter ended March 31, 2014, to the prior year’s second quarter. Excluding these items, consolidated earnings before items impacting comparability (“Operating Results”) for the second quarter of fiscal 2014 were $97.0 million, or $1.15 per share, an increase of $11.3 million or $0.13 per share.

•Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) for the six months ended March 31, 2014, were $528.7 million compared to $446.6 million for the prior year’s six-month period, an increase of 18%.

•Seneca Resources Corporation’s (“Seneca”) second quarter production of natural gas and crude oil was 36.9 billion cubic feet equivalent (“Bcfe”), an increase of 8.0 Bcfe or approximately 28% over the prior year’s second quarter. Average daily production during the quarter was 410 million cubic feet equivalent (“MMcfe”) per day.

•The Company is revising its production guidance range for fiscal 2014 to a range of 155 to 165 Bcfe. The previous production range was 145 to 165 Bcfe. The new range represents a 28% to 37% increase over fiscal 2013 production.

•The Company is revising its GAAP earnings guidance range for fiscal 2014 to a range of $3.40 to $3.55 per share. The previous earnings guidance had been a range of $3.20 to $3.40 per share. This guidance assumes a flat NYMEX price of $4.50 per Million British

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Thermal Units ("MMBtu") for natural gas and $95 per barrel ("Bbl") for crude oil for unhedged production for the remainder of the fiscal year.

•A conference call is scheduled for Friday, May 9, 2014, at 11 a.m. Eastern Time.

MANAGEMENT COMMENTS

Ronald J. Tanski, President and Chief Executive Officer of National Fuel Gas Company, stated: “National Fuel had an outstanding second quarter, with all of our major business segments contributing to a nearly 13 percent increase in Operating Results over the prior year’s second quarter. Operationally, the challenges of a harsh winter were met with great success by employees across our system, as they ensured both the safety and reliability that are critical to our long-term results. The prolonged extreme temperatures also increased regional demand for natural gas, leading to higher throughput in our regulated businesses and stronger market prices for our exploration and production subsidiary Seneca Resources.

"As expected, Seneca’s production, while up 28 percent from the prior year’s quarter, was flat compared with the quarter ended December 31, 2013. Over the course of the next few months, Seneca expects to commence production from 3 new multi-well pads in our Eastern Development Area. In addition, our development program in the Greater Clermont Area in our Western Development Area is well underway and should begin production this summer. Based on these development activities, we have raised the lower end of Seneca’s production guidance for the entire fiscal year. With about 70 percent and 48 percent of our 2014 and 2015 Appalachian production currently subject to firm sale commitments, we are confident in our ability to continue our growth in production.”

EXPLORATION AND PRODUCTION SEGMENT OPERATIONS UPDATE

Seneca’s activities during the second quarter were primarily focused on multi-well pads in DCNR Tract 100 in Lycoming County, Pa., in the Eastern Development Area (“EDA”) and its Greater Clermont Area in Elk and Cameron counties, located in its Western Development Area (“WDA”).

Recently, Seneca brought 7 new wells on line in Tract 100 with 24-hour peak production rates that averaged 18.7 million cubic feet (“MMcf”) per day per well. These wells had an average lateral length of 5,109 feet. Additionally, the wells were completed using a reduced cluster spacing (“RCS”) design, with an average of 34 stages per well. Procurement initiatives and continued improvements in efficiencies are driving faster spud-to-sales timing and lower well costs, with the average well cost on the most recent pad estimated at $6.0 million per well to drill and complete.

In the EDA, an additional 10 wells located on Tract 100 and 6 wells on DCNR Tract 595 are targeted to commence production during the fourth quarter of this fiscal year.

In its Greater Clermont Area, completion operations are ongoing on a total of 15 wells from its first 2 multi-well pads. The first 9-well pad will be brought on line early in the fiscal 2014 fourth quarter in conjunction with the placing into service of National Fuel Gas

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Midstream Corporation’s Clermont Gathering System. The remaining 6-well pad will follow late in the fourth quarter.

Combined, Seneca plans to bring 31 wells on line during the fiscal 2014 fourth quarter, which should drive its fiscal year exit production to record highs.

Seneca plans to operate 2 of its 3 horizontal drilling rigs in the WDA for the remainder of the fiscal year. The third rig will be focused on development drilling in the EDA along with several delineation wells targeting both the Marcellus and Utica shales.

SUMMARY OF RESULTS

National Fuel had consolidated earnings for the quarter ended March 31, 2014, of $95.2 million, or $1.12 per share, compared to the prior year’s second quarter of $85.7 million, or $1.02 per share, an increase of $9.5 million or $0.10 per share. The increase is due to higher earnings in the Midstream and Downstream businesses and the Corporate and All Other category. (Note: All references to earnings per share are to diluted earnings per share and all amounts used in the discussion of earnings are after tax unless otherwise noted.)

Consolidated earnings for the six months ended March 31, 2014, of $177.5 million, or $2.09 per share, increased $23.8 million, or $0.26 per share, from the same period in the prior year where earnings were $153.7 million or $1.83 per share.

OPERATING RESULTS

	Three Months		Six Months
	Ended March 31,		Ended March 31,
	2014	2013	2014	2013
(in thousands except per share amounts)
Reported GAAP earnings	$95,211	$85,720	$177,463	$153,664
Items impacting comparability[1]:
Plugging and abandonment accrual	2,445		3,251
Deferred state income tax adjustment	3,000		3,000
Gain on life insurance policies	(3,635)		(3,635)

Operating Results	$97,021	$85,720	$180,079	$153,664

Reported GAAP earnings per share	$1.12	$1.02	$2.09	$1.83
Items impacting comparability[1]:
Plugging and abandonment accrual	0.03		0.04
Deferred state income tax adjustment	0.04		0.04
Gain on life insurance policies	(0.04)		(0.04)

Operating Results	$1.15	$1.02	$2.13	$1.83

1    See discussion of these individual items below.

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As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s financial results when comparing the quarter and six months ended March 31, 2014, to the comparable periods in fiscal 2013. Excluding these items, Operating Results for the current quarter of $97.0 million, or $1.15 per share, increased $11.3 million, or $0.13 per share, from the prior year’s second quarter when Operating Results were $85.7 million or $1.02 per share. Excluding these items, Operating Results for the six months ended March 31, 2014, of $180.1 million, or $2.13 per share, increased $26.4 million, or $0.30 per share, from the same period in the prior year when Operating Results were $153.7 million or $1.83 per share. Items impacting comparability will be discussed in more detail with the discussion of segment earnings below.

DISCUSSION OF RESULTS BY SEGMENT

The following discussion of the earnings of each segment is summarized in a tabular form at pages 11 through 14 of this report. It may be helpful to refer to those tables while reviewing this discussion.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and produces natural gas and oil reserves in Pennsylvania, California and Kansas.

The Exploration and Production segment’s earnings in the second quarter of fiscal 2014 of $24.4 million, or $0.29 per share, decreased $3.3 million, or $0.04 per share, when compared with the prior year’s second quarter. Earnings for the current year’s second quarter were reduced by a $3.8 million (pre-tax) accrual for well plugging and abandonment costs associated with an offshore Gulf of Mexico mineral lease (High Island 74) that Seneca had previously farmed out to an operator who subsequently filed for bankruptcy. As the original lessee, Seneca has become responsible for a portion of the costs to plug and abandon wells on the lease. In addition, Seneca increased its state deferred income tax liability by $3.0 million to reflect the net impact of its growing presence in Pennsylvania ($5.8 million increase) and a reduction in New York state corporate income tax rates ($2.8 million decrease). Excluding these items, Operating Results in the Exploration and Production segment of $29.8 million, or $0.36 per share, increased $2.1 million, or $0.03 per share, when compared to the prior year’s second quarter.

Overall production of natural gas and crude oil for the current quarter of 36.9 Bcfe increased approximately 8.0 Bcfe, or 27.8 percent, compared to the prior year’s second quarter. Production from Seneca’s Appalachia properties increased approximately 7.5 Bcfe or 31.3 percent. California production of 5.3 Bcfe increased 10.4 percent compared with the prior year’s second quarter.

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Lower commodity prices realized after hedging reduced earnings. The weighted average natural gas price received by Seneca (after hedging) for the quarter ended March 31, 2014, was $3.89 per thousand cubic feet (“Mcf”), a decrease of $0.17 per Mcf compared to the prior year’s second quarter. The weighted average crude oil price realized after hedging for the quarter ended March 31, 2014, was $96.85 per Bbl, a decrease of $2.23 per Bbl compared to the prior year’s second quarter.

On a per unit basis, depletion expense of $1.88 per thousand cubic feet equivalent (“Mcfe”), decreased $0.17 per Mcfe due to higher natural gas reserve balances at March 31, 2014, compared to the prior year’s second quarter. On a per unit basis, lease operating and transportation expenses (“LOE”) at $1.08 per Mcfe increased $0.11 per Mcfe compared to the prior year’s second quarter due to higher transportation costs associated with production from Tract 100 in Lycoming County, Pa., and higher steam fuel costs in California. General and administrative expenses (“G&A”) decreased $0.13 per Mcfe compared to the prior year’s second quarter, also due to higher production. Operating Results were also impacted by higher property taxes in California and a higher Pennsylvania impact fee due to increased well activity.

The Exploration and Production segment’s earnings were $55.5 million, or $0.65 per share, for the six months ended March 31, 2014, compared to earnings of $54.4 million, or $0.65 per share for the six months ended March 31, 2013. Excluding the accrual for well plugging and abandonment costs and the increase to state deferred income taxes discussed above, Operating Results in the Exploration and Production segment of $61.7 million, or $0.73 per share, increased $7.3 million or $0.08 per share, when compared to the prior year’s six-month period.

Overall production of natural gas and crude oil for the six months ended March 31, 2014, of 74.0 Bcfe increased approximately 20.6 Bcfe, or 38.6 percent, compared to the prior year’s six-month period. Production from Seneca’s Appalachia properties increased approximately 20.1 Bcfe or 46.1 percent. California production of 10.3 Bcfe increased 5.3 percent compared with the prior year’s six-month period.

Lower commodity prices realized after hedging in the current six-month period reduced earnings. The weighted average natural gas price received by Seneca (after hedging) for the six months ended March 31, 2014, was $3.79 per Mcf, a decrease of $0.33 per Mcf compared to the prior year’s six-month period. The weighted average crude oil price realized after hedging for the six months ended March 31, 2014, was $95.47 per Bbl, a decrease of $2.39 per Bbl.

On a per unit basis for the six months ended March 31, 2014, depletion expense of $1.90 per Mcfe decreased $0.18 per Mcfe due to higher natural gas reserve balances at March 31, 2014, LOE of $1.02 per Mcfe increased $0.02 per Mcfe due to higher transportation costs, and G&A of $0.44 per Mcfe decreased $0.15 per Mcfe compared to the prior year’s six-month period, also due to higher production. Operating Results for the six months ended March 31, 2014, were reduced by higher property taxes in California, a higher Pennsylvania impact fee, and higher interest expense due to a higher outstanding debt balance.

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Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

The Pipeline and Storage segment’s earnings of $21.4 million, or $0.25 per share, for the quarter ended March 31, 2014, increased $4.6 million, or $0.05 per share, when compared with the same period in the prior fiscal year. The increase in earnings is mainly due to higher non-affiliated transportation revenues from new transportation contracts. As a result of colder weather and the ongoing pricing basis differentials in the Marcellus basin, the Pipeline and Storage segment continues to see increased demand for transportation services from producers and marketers. Earnings for the quarter also benefitted from lower pension and other post retirement benefit costs.

The Pipeline and Storage segment’s earnings of $40.5 million, or $0.48 per share, for the six months ended March 31, 2014, increased $6.8 million, or $0.08 per share, when compared with the same period in the prior fiscal year. The increase was mostly due to higher non-affiliated transportation revenues from the Northern Access and Line N 2012 Expansion projects and lower pension and other post retirement benefit costs. Earnings for the current six-month period were reduced by a lower allowance for funds used during construction due to the completion in the prior year of the expansion projects mentioned above.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Corporation’s (“Midstream”) subsidiary limited liability companies. The Gathering segment constructs, owns and operates natural gas pipeline gathering and processing facilities in the Appalachian region and currently provides the critical gathering infrastructure for transporting Seneca’s Marcellus Shale production to the interstate pipeline system.

The Gathering segment’s earnings of $7.3 million, or $0.09 per share, for the quarter ended March 31, 2014, increased $4.2 million, or $0.05 per share, when compared with the same period in the prior fiscal year. The increase in earnings is mainly due to higher gathering revenues from Midstream’s Trout Run gathering system in Lycoming County, Pa.

The Gathering segment’s earnings of $13.5 million, or $0.16 per share, for the six months ended March 31, 2014, increased $8.4 million, or $0.10 per share, when compared with the same period in the prior fiscal year. The increase in earnings is mainly due to higher gathering revenues from Midstream’s Trout Run gathering system in Lycoming County, Pa.

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Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

The Utility segment’s earnings of $35.5 million, or $0.42 per share, for the quarter ended March 31, 2014, increased $1.0 million, or $0.01 per share, when compared with the same period in the prior fiscal year. Colder weather in Pennsylvania was a major reason for the increase in earnings in the current year’s second quarter. Temperatures in Pennsylvania were 21.2 percent colder in the quarter ended March 31, 2014, than in the prior year’s second quarter. In New York, the impact of weather variations on earnings is mitigated by that jurisdiction’s weather normalization clause. Higher operating expenses, consisting mostly of higher pension related costs, and an accrual for earnings sharing, which was primarily the result of the settlement of the rate proceeding in New York, reduced earnings in the current year’s second quarter.

The Utility segment’s earnings of $59.8 million, or $0.70 per share, for the six months ended March 31, 2014, increased $2.4 million, or $0.02 per share, when compared with the same period in the prior fiscal year. Colder weather in Pennsylvania was a major reason for the increase in earnings in the current year’s six-month period. Temperatures in Pennsylvania were 17.4 percent colder in the six months ended March 31, 2014, than in the prior year’s six-month period. In New York, the impact of weather variations on earnings is mitigated by that jurisdiction’s weather normalization clause. Lower interest expense due to a lower outstanding debt balance also increased earnings. Higher operating expenses, consisting mostly of higher pension related costs, which were primarily the result of the settlement of the rate proceeding in New York, reduced earnings in the current year’s six-month period. Higher income taxes, due to a non-recurring tax benefit recorded in the prior year six-month period, also reduced earnings.

Energy Marketing Segment

National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

The Energy Marketing segment’s earnings for the quarter and six months ended March 31, 2014, of $3.8 million and $5.4 million, respectively, were largely unchanged from the equivalent periods in the prior year.

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Corporate and All Other

The Corporate and All Other category primarily includes corporate operations. The category also includes the remaining operations of Seneca’s Northeast division that markets high quality hardwoods from Appalachian land holdings.

The Corporate and All Other category earnings of $2.8 million, for the quarter ended March 31, 2014, compares to a loss of $0.7 million for the prior year’s second quarter. The comparability of the quarterly results is impacted by a $3.6 million gain recognized on corporate-owned executive life insurance policies. Excluding this item, Operating Results for the quarter, a loss of $0.8 million, compares to a loss of $0.7 million in the prior year’s second quarter. The lower Operating Results were due to higher operating expenses.

The Corporate and All Other category earnings of $2.9 million, for the six months ended March 31, 2014, compares to a loss of $1.7 million for the prior year’s six-month period. The comparability of the six month results is impacted by a $3.6 million gain recognized on corporate-owned executive life insurance policies. Excluding this item, Operating Results for the six-month period, a loss of $0.8 million, compares to a loss of $1.7 million in the prior year’s six-month period. The improved Operating Results were due to higher margins from the Company’s timber operations.

EARNINGS GUIDANCE

The Company is revising its GAAP earnings guidance range for fiscal 2014 to a range of $3.40 to $3.55 per share. The previous earnings guidance had been a range of $3.20 to $3.40 per share. This guidance includes forecast oil and gas production for fiscal 2014 in the range between 155 to 165 Bcfe (previous guidance 145 to 165 Bcfe), hedges currently in place and a flat NYMEX price of $4.50 per MMBtu for natural gas and $95 per Bbl for crude oil for unhedged production for the remainder of the fiscal year.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, May 9, 2014, at 11 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the investor relations page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, access is also provided by dialing (toll-free) 1-877-280-4957, using passcode “82946243.” For those unable to listen to the live conference call, a replay will be available at approximately 3 p.m. Eastern Time at the same website link and by phone at (toll-free) 1-888-286-8010, using passcode “28597692.” Both the webcast and telephonic replay will be available until the close of business on Friday, May 16, 2014.

National Fuel is an integrated energy company with $6.6 billion in assets comprised of the following five operating segments: Exploration and Production, Pipeline and Storage, Gathering, Utility, and Energy Marketing. Additional information about National Fuel is available at www.nationalfuelgas.com.

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Analyst Contact:	Timothy J. Silverstein	716-857-6987
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, allowed rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in the price of natural gas or oil; changes in price differential between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of natural gas and oil having different quality, heating value, hydrocarbon mix or delivery date; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities, acts of war, cyber attacks or pest infestation; significant differences between the Company’s projected and actual capital expenditures and operating expenses; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; the cost and effects of legal and administrative claims against the Company or activist shareholder

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campaigns to effect changes at the Company; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED MARCH 31, 2014

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Second quarter 2013 GAAP earnings	$27,711	$16,796	$3,093	$34,516	$4,283	$(679)	$85,720

Drivers of operating results
Higher (lower) crude oil prices	(1,091)						(1,091)
Higher (lower) natural gas prices	(3,565)						(3,565)
Higher (lower) natural gas production	20,119						20,119
Higher (lower) crude oil production	4,094						4,094
Derivative mark to market adjustments	(898)						(898)
Lower (higher) lease operating and transportation expenses	(7,861)						(7,861)
Lower (higher) depreciation / depletion	(6,555)						(6,555)

Higher (lower) transportation revenues		3,835					3,835
Higher (lower) gathering and processing revenues			4,826				4,826
Lower (higher) operating expenses	(1,463)	1,007		(1,299)		(615)	(2,370)
Lower (higher) property, franchise and other taxes	(1,091)					267	(824)

Colder weather				4,471			4,471
Regulatory true-up adjustments				(891)			(891)

Higher (lower) margins					(522)		(522)

Income (loss) from unconsolidated subsidiaries						258	258

Lower (higher) income tax expense / effective tax rate			(643)	(1,333)			(1,976)

All other / rounding	435	(266)	48	81	4	(51)	251
Second quarter 2014 operating results	29,835	21,372	7,324	35,545	3,765	(820)	97,021
Items impacting comparability:
Plugging and abandonment accrual	(2,445)						(2,445)
Deferred state income tax adjustment	(3,000)						(3,000)
Gain on life insurance policies						3,635	3,635
Second quarter 2014 GAAP earnings	$24,390	$21,372	$7,324	$35,545	$3,765	$2,815	$95,211

* Amounts do not reflect intercompany eliminations

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED MARCH 31, 2014

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Second quarter 2013 GAAP earnings	$0.33	$0.20	$0.04	$0.41	$0.05	$(0.01)	$1.02

Drivers of operating results
Higher (lower) crude oil prices	(0.01)						(0.01)
Higher (lower) natural gas prices	(0.04)						(0.04)
Higher (lower) natural gas production	0.24						0.24
Higher (lower) crude oil production	0.05						0.05
Derivative mark to market adjustments	(0.01)						(0.01)
Lower (higher) lease operating and transportation expenses	(0.09)						(0.09)
Lower (higher) depreciation / depletion	(0.08)						(0.08)

Higher (lower) transportation revenues		0.05					0.05
Higher (lower) gathering and processing revenues			0.06				0.06
Lower (higher) operating expenses	(0.02)	0.01		(0.02)		(0.01)	(0.04)
Lower (higher) property, franchise and other taxes	(0.01)					—	(0.01)

Colder weather				0.05			0.05
Regulatory true-up adjustments				(0.01)			(0.01)

Higher (lower) margins					(0.01)		(0.01)

Income (loss) from unconsolidated subsidiaries						—	—

Lower (higher) income tax expense / effective tax rate			(0.01)	(0.02)			(0.03)

All other / rounding	—	(0.01)	—	0.01	—	0.01	0.01
Second quarter 2014 operating results	0.36	0.25	0.09	0.42	0.04	(0.01)	1.15
Items impacting comparability:
Plugging and abandonment accrual	(0.03)						(0.03)
Deferred state income tax adjustment	(0.04)						(0.04)
Gain on life insurance policies						0.04	0.04
Second quarter 2014 GAAP earnings	$0.29	$0.25	$0.09	$0.42	$0.04	$0.03	$1.12

* Amounts do not reflect intercompany eliminations

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
SIX MONTHS ENDED MARCH 31, 2014

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Six months ended March 31, 2013 GAAP earnings	$54,391	$33,728	$5,035	$57,394	$4,778	$(1,662)	$153,664

Drivers of operating results
Higher (lower) crude oil prices	(2,291)						(2,291)
Higher (lower) natural gas prices	(13,669)						(13,669)
Higher (lower) natural gas production	54,129						54,129
Higher (lower) crude oil production	4,136						4,136
Derivative mark to market adjustments	305						305
Insurance settlement proceeds	1,261					342	1,603
Lower (higher) lease operating and transportation expenses	(14,020)						(14,020)
Lower (higher) depreciation / depletion	(19,027)	(547)	(508)			314	(19,768)

Higher (lower) transportation revenues		7,498					7,498
Higher (lower) gathering and processing revenues			10,613				10,613
Lower (higher) operating expenses	(152)	2,667	(472)	(3,715)		(1,008)	(2,680)
Lower (higher) property, franchise and other taxes	(1,745)					360	(1,385)

Colder weather				6,378			6,378

Higher (lower) margins					632	338	970

Income (loss) from unconsolidated subsidiaries						268	268

Higher (lower) AFUDC**		(1,446)					(1,446)

Lower (higher) interest expense	(1,797)	(396)		798			(1,395)

Lower (higher) income tax expense / effective tax rate	(866)	(846)	(1,302)	(1,644)			(4,658)

All other / rounding	1,083	(148)	105	549	(41)	279	1,827
Six months ended March 31, 2014 operating results	61,738	40,510	13,471	59,760	5,369	(769)	180,079
Items impacting comparability:
Plugging and abandonment accrual	(3,251)						(3,251)
Deferred state income tax adjustment	(3,000)						(3,000)
Gain on life insurance policies						3,635	3,635
Six months ended March 31, 2014 GAAP earnings	$55,487	$40,510	$13,471	$59,760	$5,369	$2,866	$177,463

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 14.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
SIX MONTHS ENDED MARCH 31, 2014

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Six months ended March 31, 2013 GAAP earnings	$0.65	$0.40	$0.06	$0.68	$0.06	$(0.02)	$1.83

Drivers of operating results
Higher (lower) crude oil prices	(0.03)						(0.03)
Higher (lower) natural gas prices	(0.16)						(0.16)
Higher (lower) natural gas production	0.64						0.64
Higher (lower) crude oil production	0.05						0.05
Derivative mark to market adjustments	—						—
Insurance settlement proceeds	0.01					—	0.01
Lower (higher) lease operating and transportation expenses	(0.17)						(0.17)
Lower (higher) depreciation / depletion	(0.22)	(0.01)	(0.01)			—	(0.24)

Higher (lower) transportation revenues		0.09					0.09
Higher (lower) gathering and processing revenues			0.13				0.13
Lower (higher) operating expenses	—	0.03	(0.01)	(0.04)		(0.01)	(0.03)
Lower (higher) property, franchise and other taxes	(0.02)					—	(0.02)

Colder weather				0.08			0.08

Higher (lower) margins					0.01	—	0.01

Income (loss) from unconsolidated subsidiaries						—	—

Higher (lower) AFUDC**		(0.02)					(0.02)

Lower (higher) interest expense	(0.02)	—		0.01			(0.01)

Lower (higher) income tax expense / effective tax rate	(0.01)	(0.01)	(0.02)	(0.02)			(0.06)

All other / rounding	0.01	—	0.01	(0.01)	(0.01)	0.03	0.03
Six months ended March 31, 2014 operating results	0.73	0.48	0.16	0.70	0.06	—	2.13
Items impacting comparability:
Plugging and abandonment accrual	(0.04)						(0.04)
Deferred state income tax adjustment	(0.04)						(0.04)
Gain on life insurance policies						0.04	0.04
Six months ended March 31, 2014 GAAP earnings	$0.65	$0.48	$0.16	0.70	$0.06	$0.04	$2.09

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Six Months Ended
	March 31,		March 31,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2014	2013	2014	2013
Operating Revenues	$756,242	$597,826	$1,306,314	$1,050,680

Operating Expenses:
Purchased Gas	322,772	209,817	490,378	331,735
Operation and Maintenance	137,716	122,303	245,562	230,035
Property, Franchise and Other Taxes	25,704	22,685	46,630	42,348
Depreciation, Depletion and Amortization	89,975	80,030	183,089	152,361
	576,167	434,835	965,659	756,479

Operating Income	180,075	162,991	340,655	294,201

Other Income (Expense):
Interest Income	249	140	951	1,526
Other Income	5,123	1,087	5,352	2,501
Interest Expense on Long-Term Debt	(22,766)	(22,786)	(45,651)	(44,234)
Other Interest Expense	(1,375)	(526)	(2,324)	(1,595)

Income Before Income Taxes	161,306	140,906	298,983	252,399

Income Tax Expense	66,095	55,186	121,520	98,735

Net Income Available for Common Stock	$95,211	$85,720	$177,463	$153,664

Earnings Per Common Share:
Basic	$1.14	$1.03	$2.12	$1.84
Diluted	$1.12	$1.02	$2.09	$1.83

Weighted Average Common Shares:
Used in Basic Calculation	83,856,120	83,498,508	83,781,085	83,443,805
Used in Diluted Calculation	84,837,123	84,159,734	84,787,610	84,127,705

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	September 30,
(Thousands of Dollars)	2014	2013

ASSETS
Property, Plant and Equipment	$7,689,518	$7,313,203
Less - Accumulated Depreciation, Depletion and Amortization	2,325,636	2,161,477
Net Property, Plant and Equipment	5,363,882	5,151,726

Current Assets:
Cash and Temporary Cash Investments	150,864	64,858
Hedging Collateral Deposits	—	1,094
Receivables - Net	267,512	133,182
Unbilled Revenue	83,378	19,483
Gas Stored Underground	3,176	51,484
Materials and Supplies - at average cost	25,551	29,904
Unrecovered Purchased Gas Costs	1,825	12,408
Other Current Assets	54,903	56,905
Deferred Income Taxes	39,650	79,359
Total Current Assets	626,859	448,677

Other Assets:
Recoverable Future Taxes	161,258	163,355
Unamortized Debt Expense	15,478	16,645
Other Regulatory Assets	244,486	252,568
Deferred Charges	9,050	9,382
Other Investments	85,825	96,308
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	28,366	22,774
Fair Value of Derivative Financial Instruments	25,777	48,989
Other	738	2,447
Total Other Assets	576,454	617,944
Total Assets	$6,567,195	$6,218,347

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
Shares; Issued and Outstanding - 83,980,596 Shares
and 83,661,969 Shares, Respectively	$83,981	$83,662
Paid in Capital	703,422	687,684
Earnings Reinvested in the Business	1,557,184	1,442,617
Accumulated Other Comprehensive Loss	(45,055)	(19,234)
Total Comprehensive Shareholders' Equity	2,299,532	2,194,729
Long-Term Debt, Net of Current Portion	1,649,000	1,649,000
Total Capitalization	3,948,532	3,843,729

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	—	—
Accounts Payable	153,147	105,283
Amounts Payable to Customers	24,665	12,828
Dividends Payable	31,493	31,373
Interest Payable on Long-Term Debt	29,960	29,960
Customer Advances	81	21,959
Customer Security Deposits	15,581	16,183
Other Accruals and Current Liabilities	235,900	83,946
Fair Value of Derivative Financial Instruments	22,236	639
Total Current and Accrued Liabilities	513,063	302,171

Deferred Credits:
Deferred Income Taxes	1,352,731	1,347,007
Taxes Refundable to Customers	90,779	85,655
Unamortized Investment Tax Credit	1,361	1,579
Cost of Removal Regulatory Liability	165,138	157,622
Other Regulatory Liabilities	94,000	61,549
Pension and Other Post-Retirement Liabilities	145,085	158,014
Asset Retirement Obligations	120,884	119,511
Other Deferred Credits	135,622	141,510
Total Deferred Credits	2,105,600	2,072,447
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$6,567,195	$6,218,347

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended
	March 31,
(Thousands of Dollars)	2014	2013

Operating Activities:
Net Income Available for Common Stock	$177,463	$153,664
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	183,089	152,361
Deferred Income Taxes	71,939	102,557
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(3,149)	—
Stock-Based Compensation	8,045	6,596
Other	(118)	8,013
Change in:
Hedging Collateral Deposits	1,094	(386)
Receivables and Unbilled Revenue	(198,277)	(109,403)
Gas Stored Underground and Materials and Supplies	52,661	32,391
Unrecovered Purchased Gas Costs	10,583	—
Other Current Assets	(443)	4,389
Accounts Payable	69,379	20,456
Amounts Payable to Customers	11,837	(1,725)
Customer Advances	(21,878)	(23,910)
Customer Security Deposits	(602)	(804)
Other Accruals and Current Liabilities	102,222	39,273
Other Assets	23,445	(6,200)
Other Liabilities	15,946	(10,417)
Net Cash Provided by Operating Activities	$503,236	$366,855

Investing Activities:
Capital Expenditures	$(367,393)	$(339,737)
Other	4,927	(3,445)
Net Cash Used in Investing Activities	$(362,466)	$(343,182)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$—	$(171,000)
Excess Tax Benefits Associated with Stock-Based Compensation Awards	3,149	—
Reduction of Long-Term Debt	—	(250,000)
Net Proceeds From Issuance of Long-Term Debt	—	495,415
Dividends Paid on Common Stock	(62,776)	(60,879)
Net Proceeds From Issuance of Common Stock	4,863	710
Net Cash Provided By (Used in) Financing Activities	$(54,764)	$14,246

Net Increase in Cash and Temporary Cash Investments	86,006	37,919
Cash and Temporary Cash Investments at Beginning of Period	64,858	74,494
Cash and Temporary Cash Investments at March 31	$150,864	$112,413

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
EXPLORATION AND PRODUCTION SEGMENT	2014	2013	Variance	2014	2013	Variance
Total Operating Revenues	$199,561	$168,080	$31,481	$392,607	$323,529	$69,078

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	17,079	16,940	139	32,213	31,372	841
Lease Operating and Transportation Expense	39,957	27,863	12,094	75,127	53,558	21,569
All Other Operation and Maintenance Expense	9,033	1,920	7,113	11,816	7,420	4,396
Property, Franchise and Other Taxes	5,854	4,176	1,678	10,118	7,434	2,684
Depreciation, Depletion and Amortization	69,232	59,147	10,085	140,342	111,070	29,272
	141,155	110,046	31,109	269,616	210,854	58,762

Operating Income	58,406	58,034	372	122,991	112,675	10,316

Other Income (Expense):
Interest Income	405	404	1	956	874	82
Other Interest Expense	(10,775)	(10,041)	(734)	(21,500)	(18,736)	(2,764)

Income Before Income Taxes	48,036	48,397	(361)	102,447	94,813	7,634
Income Tax Expense	23,646	20,686	2,960	46,960	40,422	6,538
Net Income	$24,390	$27,711	$(3,321)	$55,487	$54,391	$1,096

Net Income Per Share (Diluted)	$0.29	$0.33	$(0.04)	$0.65	$0.65	$—

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
PIPELINE AND STORAGE SEGMENT	2014	2013	Variance	2014	2013	Variance
Revenues from External Customers	$53,571	$46,383	$7,188	$104,784	$89,842	$14,942
Intersegment Revenues	22,235	23,712	(1,477)	42,974	46,509	(3,535)
Total Operating Revenues	75,806	70,095	5,711	147,758	136,351	11,407

Operating Expenses:
Purchased Gas	38	309	(271)	1,301	1,095	206
Operation and Maintenance	18,885	20,433	(1,548)	35,770	39,873	(4,103)
Property, Franchise and Other Taxes	6,107	5,684	423	11,795	11,117	678
Depreciation, Depletion and Amortization	9,069	8,823	246	18,190	17,349	841
	34,099	35,249	(1,150)	67,056	69,434	(2,378)

Operating Income	41,707	34,846	6,861	80,702	66,917	13,785

Other Income (Expense):
Interest Income	57	56	1	131	120	11
Other Income (Loss)	192	106	86	(1)	1,449	(1,450)
Other Interest Expense	(6,646)	(6,659)	13	(13,445)	(12,835)	(610)

Income Before Income Taxes	35,310	28,349	6,961	67,387	55,651	11,736
Income Tax Expense	13,938	11,553	2,385	26,877	21,923	4,954
Net Income	$21,372	$16,796	$4,576	$40,510	$33,728	$6,782

Net Income Per Share (Diluted)	$0.25	$0.20	$0.05	$0.48	$0.40	$0.08

	Three Months Ended			Six Months Ended
	March 31,			March 31,
GATHERING SEGMENT	2014	2013	Variance	2014	2013	Variance
Revenues from External Customers	$195	$324	$(129)	$429	$526	$(97)
Intersegment Revenues	15,452	7,898	7,554	29,802	13,377	16,425
Total Operating Revenues	15,647	8,222	7,425	30,231	13,903	16,328

Operating Expenses:
Operation and Maintenance	1,530	1,027	503	2,697	1,970	727
Property, Franchise and Other Taxes	60	51	9	92	192	(100)
Depreciation, Depletion and Amortization	614	1,062	(448)	2,523	1,742	781
	2,204	2,140	64	5,312	3,904	1,408

Operating Income	13,443	6,082	7,361	24,919	9,999	14,920

Other Income (Expense):
Interest Income	26	10	16	65	11	54
Other Income	4	—	4	5	1	4
Other Interest Expense	(460)	(577)	117	(1,043)	(1,046)	3

Income Before Income Taxes	13,013	5,515	7,498	23,946	8,965	14,981
Income Tax Expense	5,689	2,422	3,267	10,475	3,930	6,545
Net Income	$7,324	$3,093	$4,231	$13,471	$5,035	$8,436

Net Income Per Share (Diluted)	$0.09	$0.04	$0.05	$0.16	$0.06	$0.10

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESSES

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
UTILITY SEGMENT	2014	2013	Variance	2014	2013	Variance
Revenues from External Customers	$377,647	$303,389	$74,258	$608,100	$511,953	$96,147
Intersegment Revenues	8,204	6,396	1,808	12,911	10,707	2,204
Total Operating Revenues	385,851	309,785	76,066	621,011	522,660	98,351

Operating Expenses:
Purchased Gas	235,784	168,143	67,641	357,711	274,084	83,627
Operation and Maintenance	61,653	58,331	3,322	108,925	101,592	7,333
Property, Franchise and Other Taxes	13,370	12,054	1,316	24,037	22,409	1,628
Depreciation, Depletion and Amortization	10,798	10,737	61	21,509	21,244	265
	321,605	249,265	72,340	512,182	419,329	92,853

Operating Income	64,246	60,520	3,726	108,829	103,331	5,498

Other Income (Expense):
Interest Income	73	67	6	151	953	(802)
Other Income	318	222	96	688	441	247
Other Interest Expense	(7,079)	(6,885)	(194)	(13,893)	(15,120)	1,227

Income Before Income Taxes	57,558	53,924	3,634	95,775	89,605	6,170
Income Tax Expense	22,013	19,408	2,605	36,015	32,211	3,804
Net Income	$35,545	$34,516	$1,029	$59,760	$57,394	$2,366

Net Income Per Share (Diluted)	$0.42	$0.41	$0.01	$0.70	$0.68	$0.02

	Three Months Ended			Six Months Ended
	March 31,			March 31,
ENERGY MARKETING SEGMENT	2014	2013	Variance	2014	2013	Variance
Revenues from External Customers	$124,439	$78,989	$45,450	$197,598	$123,154	$74,444
Intersegment Revenues	5	208	(203)	260	634	(374)
Total Operating Revenues	124,444	79,197	45,247	197,858	123,788	74,070

Operating Expenses:
Purchased Gas	116,615	70,565	46,050	185,818	112,721	73,097
Operation and Maintenance	1,701	1,651	50	3,293	3,245	48
Property, Franchise and Other Taxes	13	9	4	13	67	(54)
Depreciation, Depletion and Amortization	48	23	25	96	45	51
	118,377	72,248	46,129	189,220	116,078	73,142

Operating Income	6,067	6,949	(882)	8,638	7,710	928

Other Income (Expense):
Interest Income	33	43	(10)	77	96	(19)
Other Income	34	15	19	49	28	21
Other Interest Expense	(8)	(9)	1	(17)	(20)	3

Income Before Income Taxes	6,126	6,998	(872)	8,747	7,814	933
Income Tax Expense	2,361	2,715	(354)	3,378	3,036	342
Net Income	$3,765	$4,283	$(518)	$5,369	$4,778	$591

Net Income Per Share (Diluted)	$0.04	$0.05	$(0.01)	$0.06	$0.06	$—

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
ALL OTHER	2014	2013	Variance	2014	2013	Variance
Total Operating Revenues	$597	$437	$160	$2,298	$1,252	$1,046
Operating Expenses:
Operation and Maintenance	305	330	(25)	658	612	46
Property, Franchise and Other Taxes	177	166	11	335	322	13
Depreciation, Depletion and Amortization	57	38	19	114	511	(397)
	539	534	5	1,107	1,445	(338)

Operating Income (Loss)	58	(97)	155	1,191	(193)	1,384

Other Income (Expense):
Interest Income	25	32	(7)	59	71	(12)
Other Income (Loss)	378	(1)	379	399	(37)	436
Other Interest Expense	—	(1)	1	(1)	(2)	1

Income (Loss) Before Income Taxes	461	(67)	528	1,648	(161)	1,809
Income Tax Expense (Benefit)	183	(38)	221	694	(76)	770
Net Income (Loss)	$278	$(29)	$307	$954	$(85)	$1,039

Net Income (Loss) Per Share (Diluted)	$—	$—	$—	$0.01	$—	$0.01

	Three Months Ended			Six Months Ended
	March 31,			March 31,
CORPORATE	2014	2013	Variance	2014	2013	Variance
Revenues from External Customers	$232	$224	$8	$498	$424	$74
Intersegment Revenues	946	957	(11)	1,908	1,505	403
Total Operating Revenues	1,178	1,181	(3)	2,406	1,929	477
Operating Expenses:
Operation and Maintenance	4,750	3,779	971	8,466	6,960	1,506
Property, Franchise and Other Taxes	123	545	(422)	240	807	(567)
Depreciation, Depletion and Amortization	157	200	(43)	315	400	(85)
	5,030	4,524	506	9,021	8,167	854

Operating Loss	(3,852)	(3,343)	(509)	(6,615)	(6,238)	(377)

Other Income (Expense):
Interest Income	24,028	23,892	136	48,635	47,196	1,439
Other Income	4,197	745	3,452	4,212	619	3,593
Interest Expense on Long-Term Debt	(22,766)	(22,786)	20	(45,651)	(44,234)	(1,417)
Other Interest Expense	(805)	(718)	(87)	(1,548)	(1,631)	83

Income (Loss) Before Income Taxes	802	(2,210)	3,012	(967)	(4,288)	3,321
Income Tax Benefit	(1,735)	(1,560)	(175)	(2,879)	(2,711)	(168)
Net Income (Loss)	$2,537	$(650)	$3,187	$1,912	$(1,577)	$3,489

Net Income (Loss) Per Share (Diluted)	$0.03	$(0.01)	$0.04	$0.03	$(0.02)	$0.05

	Three Months Ended			Six Months Ended
	March 31,			March 31,
INTERSEGMENT ELIMINATIONS	2014	2013	Variance	2014	2013	Variance
Intersegment Revenues	$(46,842)	$(39,171)	$(7,671)	$(87,855)	$(72,732)	$(15,123)
Operating Expenses:
Purchased Gas	(29,665)	(29,200)	(465)	(54,452)	(56,165)	1,713
Operation and Maintenance	(17,177)	(9,971)	(7,206)	(33,403)	(16,567)	(16,836)
	(46,842)	(39,171)	(7,671)	(87,855)	(72,732)	(15,123)

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(24,398)	(24,364)	(34)	(49,123)	(47,795)	(1,328)
Other Interest Expense	24,398	24,364	34	49,123	47,795	1,328
Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Six Months Ended
	March 31,					March 31,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2014		2013		(Decrease)	2014		2013		(Decrease)

Capital Expenditures:
Exploration and Production	$164,987	(1)	$132,886	(3)	$32,101	$276,328	(1)(2)	$260,538	(3)(4)	$15,790
Pipeline and Storage	19,155	(1)	11,614	(3)	7,541	29,093	(1)(2)	37,365	(3)(4)	(8,272)
Gathering	24,823	(1)	8,966	(3)	15,857	48,285	(1)(2)	22,524	(3)(4)	25,761
Utility	19,921	(1)	14,132	(3)	5,789	41,581	(1)(2)	28,496	(3)(4)	13,085
Energy Marketing	70		122		(52)	113		305		(192)
Total Reportable Segments	228,956		167,720		61,236	395,400		349,228		46,172
All Other	80		(14)		94	140		91		49
Corporate	54		—		54	70		8		62
Total Capital Expenditures	$229,090		$167,706		$61,384	$395,610		$349,327		$46,283

(1)
Capital expenditures for the quarter and six months ended March 31, 2014, include accounts payable and accrued liabilities related to capital expenditures of $90.3 million, $5.1 million, $8.7 million, and $5.3 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at March 31, 2014, since they represent non-cash investing activities at that date.

(2)
Capital expenditures for the six months ended March 31, 2014, exclude capital expenditures of $58.5 million, $5.6 million, $6.7 million and $10.3 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2013 and paid during the six months ended March 31, 2014. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2013, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2014.

(3)
Capital expenditures for the quarter and six months ended March 31, 2013, include accounts payable and accrued liabilities related to capital expenditures of $66.2 million, $7.8 million, $2.4 million, and $0.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at March 31, 2013, since they represent non-cash investing activities at that date.

(4)
Capital expenditures for the six months ended March 31, 2013, exclude capital expenditures of $38.9 million, $12.7 million, $12.7 million and $3.2 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2012 and paid during the six months ended March 31, 2013. These amounts were excluded from the Consolidated Statements of Cash Flows at September 30, 2012, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2013.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended March 31	Normal	2014	2013	Normal (1)	Last Year (1)

Buffalo, NY	3,290	3,826	3,145	16.3	21.7
Erie, PA	3,108	3,718	3,067	19.6	21.2

Six Months Ended March 31

Buffalo, NY	5,543	6,116	5,181	10.3	18.0
Erie, PA	5,152	5,828	4,965	13.1	17.4

(1)Percents compare actual 2014 degree days to normal degree days and actual 2014 degree days to actual 2013 degree days.

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2014	2013	(Decrease)	2014	2013	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	31,490	23,983	7,507	63,543	43,479	20,064
West Coast	841	716	125	1,626	1,461	165
Total Production	32,331	24,699	7,632	65,169	44,940	20,229

Average Prices (Per Mcf)
Appalachia	$4.44	$3.29	$1.15	$3.86	$3.32	$0.54
West Coast (3)	7.57	6.38	1.19	6.77	6.46	0.31
Weighted Average	4.52	3.38	1.14	3.93	3.42	0.51
Weighted Average after Hedging	3.89	4.06	(0.17)	3.79	4.12	(0.33)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	7	6	1	17	12	5
West Coast	748	685	63	1,453	1,393	60
Total Production	755	691	64	1,470	1,405	65

Average Prices (Per Barrel)
Appalachia	$94.15	$95.20	$(1.05)	$95.21	$91.72	$3.49
West Coast	99.98	106.29	(6.31)	98.75	103.14	(4.39)
Weighted Average	99.93	106.19	(6.26)	98.71	103.05	(4.34)
Weighted Average after Hedging	96.85	99.08	(2.23)	95.47	97.86	(2.39)

Total Production (Mmcfe)	36,861	28,845	8,016	73,989	53,370	20,619

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.46	$0.59	$(0.13)	$0.44	$0.59	$(0.15)
Lease Operating and Transportation Expense per Mcfe (1)(2)	$1.08	$0.97	$0.11	$1.02	$1.00	$0.02
Depreciation, Depletion & Amortization per Mcfe (1)	$1.88	$2.05	$(0.17)	$1.90	$2.08	$(0.18)

(1)	Refer to page 18 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

(2)
Amounts include transportation expense of $0.45 and $0.37 per Mcfe for the three months ended March 31, 2014 and March 31, 2013, respectively. Amounts include transportation expense of $0.43 and $0.34 per Mcfe for the six months ended March 31, 2014 and March 31, 2013, respectively.

(3)	Prices reflect revenues from gas produced on the West Coast, including natural gas liquids.

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for the Remaining Six Months of Fiscal 2014

SWAPS	Volume		Average Hedge Price
Oil
Midway Sunset (MWSS)	312,000	BBL	$95.68 / BBL
Brent	672,000	BBL	$102.32 / BBL
Total	984,000	BBL	$100.22 / BBL

Gas
NYMEX	44,100,000	MMBTU	$4.07 / MMBTU
Dominion Transmission Appalachian (DOM)	14,400,000	MMBTU	$4.06 / MMBTU
Southern California City Gate (SoCal)	600,000	MMBTU	$4.35 / MMBTU
Total	59,100,000	MMBTU	$4.07 / MMBTU

Hedging Summary for Fiscal 2015

SWAPS	Volume		Average Hedge Price
Oil
MWSS	258,000	BBL	$92.10 / BBL
Brent	903,000	BBL	$98.42 / BBL
NYMEX	396,000	BBL	$90.14 / BBL
Total	1,557,000	BBL	$95.27 / BBL

Gas
NYMEX	69,590,000	MMBTU	$4.16 / MMBTU
DOM	18,720,000	MMBTU	$3.88 / MMBTU
SoCal	1,200,000	MMBTU	$4.35 / MMBTU
Total	89,510,000	MMBTU	$4.10 / MMBTU

Hedging Summary for Fiscal 2016

SWAPS	Volume		Average Hedge Price
Oil
MWSS	36,000	BBL	$92.10 / BBL
Brent	933,000	BBL	$95.18 / BBL
NYMEX	300,000	BBL	$86.09 / BBL
Total	1,269,000	BBL	$92.95 / BBL

Gas
NYMEX	37,740,000	MMBTU	$4.25 / MMBTU
DOM	18,840,000	MMBTU	$3.88 / MMBTU
Total	56,580,000	MMBTU	$4.12 / MMBTU

Hedging Summary for Fiscal 2017

SWAPS	Volume		Average Hedge Price
Oil
Brent	384,000	BBL	$92.30 / BBL

Gas
NYMEX	24,960,000	MMBTU	$4.49 / MMBTU
DOM	18,840,000	MMBTU	$3.88 / MMBTU
Total	43,800,000	MMBTU	$4.23 / MMBTU

Hedging Summary for Fiscal 2018

SWAPS	Volume		Average Hedge Price
Oil
Brent	75,000	BBL	$91.00 / BBL

Gas
NYMEX	5,550,000	MMBTU	$4.59 / MMBTU

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Gross Wells in Process of Drilling
Six Months Ended March 31, 2014
				Total
	East		West	Company
Wells in Process - Beginning of Period
Exploratory	1.000	(1)	0.000	1.000
Developmental	72.000	(1)(2)	0.000	72.000
Wells Commenced
Exploratory	4.000		2.000	6.000
Developmental	24.000		45.000	69.000
Wells Completed
Exploratory	1.000		2.000	3.000
Developmental	17.000		41.000	58.000
Wells Plugged & Abandoned
Exploratory	0.000		0.000	0.000
Developmental	2.000		1.000	3.000
Wells in Process - End of Period
Exploratory	4.000		0.000	4.000
Developmental	77.000		3.000	80.000

(1)	Gross exploratory wells were increased by 1 and developmental wells were decreased by 1.

(2)	Beginning of year number has been adjusted to remove 3 developmental wells.

Net Wells in Process of Drilling
Six Months Ended March 31, 2014
				Total
	East		West	Company
Wells in Process - Beginning of Period
Exploratory	1.000	(1)	0.000	1.000
Developmental	57.000	(1)(2)	0.000	57.000
Wells Commenced
Exploratory	3.771		1.533	5.304
Developmental	24.000		45.000	69.000
Wells Completed
Exploratory	1.000		1.533	2.533
Developmental	17.000		41.000	58.000
Wells Plugged & Abandoned
Exploratory	0.000		0.000	0.000
Developmental	2.000		1.000	3.000
Wells in Process - End of Period
Exploratory	3.771		0.000	3.771
Developmental	62.000		3.000	65.000

(1)	Net exploratory wells were increased by 1 and developmental wells were decreased by 1.

(2)	Beginning of year number has been adjusted to remove 3 developmental wells.

Page 26.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2014	2013	(Decrease)	2014	2013	(Decrease)
Firm Transportation - Affiliated	48,163	43,228	4,935	77,849	71,462	6,387
Firm Transportation - Non-Affiliated	176,815	131,547	45,268	338,785	226,726	112,059
Interruptible Transportation	1,458	714	744	2,780	1,966	814
	226,436	175,489	50,947	419,414	300,154	119,260

Gathering Volume - (MMcf)
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2014	2013	(Decrease)	2014	2013	(Decrease)
Gathered Volume - Affiliated	30,955	21,918	9,037	61,969	38,729	23,240

Utility Throughput - (MMcf)
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2014	2013	(Decrease)	2014	2013	(Decrease)
Retail Sales:
Residential Sales	30,640	25,372	5,268	47,647	40,525	7,122
Commercial Sales	4,759	3,871	888	7,119	5,838	1,281
Industrial Sales	297	405	(108)	389	706	(317)
	35,696	29,648	6,048	55,155	47,069	8,086
Off-System Sales	1,832	4,288	(2,456)	3,810	6,716	(2,906)
Transportation	34,157	27,616	6,541	55,347	46,254	9,093
	71,685	61,552	10,133	114,312	100,039	14,273

Energy Marketing Volume
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2014	2013	(Decrease)	2014	2013	(Decrease)
Natural Gas (MMcf)	20,910	17,393	3,517	36,918	27,758	9,160

Page 27.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
FISCAL 2014 EARNINGS GUIDANCE AND SENSITIVITIES

Earnings per share sensitivity to changes
Fiscal 2014 (Diluted earnings per share guidance*)				from prices used in guidance* ^

				$0.50 change per MMBtu gas				$5 change per Bbl oil
	Range			Increase		Decrease		Increase		Decrease

Consolidated Earnings	$3.40	-	$3.55	+	$0.07	-	$0.07	+	$0.02	-	$0.02

* Please refer to forward looking statement footnote beginning at page 9 of document.

^ This sensitivity table is current as of May 8, 2014 and only considers revenue from the Exploration and Production segment's crude oil and natural gas sales. This revenue is based upon pricing used in the Company's earnings forecast. For its fiscal 2014 earnings forecast, the Company is utilizing flat NYMEX equivalent commodity pricing, exclusive of basis differential, of $4.50 per MMBtu for natural gas and $95 per Bbl for crude oil. The sensitivities will become obsolete with the passage of time, changes in Seneca's production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of hedge contracts at their maturity.

Page 28.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Operating Results and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results, for measuring the Company’s cash flow and liquidity, and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Operating Results as reported GAAP earnings before items impacting comparability. The table at page 3 of this report reconciles National Fuel's reported GAAP earnings to Operating Results for the three and six months ended March 31, 2014 and 2013.

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, depreciation, depletion and amortization, interest and other income, impairments, items impacting comparability and income taxes.

The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and six months ended March 31, 2014:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
(in thousands)
Reported GAAP Earnings	$95,211	$85,720	$177,463	$153,664
Depreciation, Depletion and Amortization	89,975	80,030	183,089	152,361
Interest and Other Income	(5,372)	(1,227)	(6,303)	(4,027)
Interest Expense	24,141	23,312	47,975	45,829
Income Taxes	66,095	55,186	121,520	98,735
Plugging and Abandonment Accrual	3,761	—	5,002	—
Adjusted EBITDA	$273,811	$243,021	$528,746	$446,562

Page 29.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended March 31 (unaudited)	2014	2013

Operating Revenues	$756,242,000	$597,826,000

Net Income Available for Common Stock	$95,211,000	$85,720,000

Earnings Per Common Share:
Basic	$1.14	$1.03
Diluted	$1.12	$1.02

Weighted Average Common Shares:
Used in Basic Calculation	83,856,120	83,498,508
Used in Diluted Calculation	84,837,123	84,159,734

Six Months Ended March 31 (unaudited)

Operating Revenues	$1,306,314,000	$1,050,680,000

Net Income Available for Common Stock	$177,463,000	$153,664,000

Earnings Per Common Share:
Basic	$2.12	$1.84
Diluted	$2.09	$1.83

Weighted Average Common Shares:
Used in Basic Calculation	83,781,085	83,443,805
Used in Diluted Calculation	84,787,610	84,127,705

Twelve Months Ended March 31 (unaudited)

Operating Revenues	$2,085,185,000	$1,692,801,000

Net Income Available for Common Stock	$283,800,000	$245,650,000

Earnings Per Common Share:
Basic	$3.39	$2.95
Diluted	$3.35	$2.93

Weighted Average Common Shares:
Used in Basic Calculation	83,687,056	83,355,109
Used in Diluted Calculation	84,601,418	83,928,901